EXHIBIT 21







                         SUBSIDIARIES OF THE REGISTRANT




                                                          Jurisdiction
                                                               of
Name                                                      Incorporation


General Physics Corporation                                 Delaware

Five Star Group, Inc.                                       Delaware

SGLG, Inc.*                                                 Delaware

MXL Industries, Inc.                                        Delaware















*Less than 100% owned by the Registrant